                              BELL, BOYD & LLOYD
                          Three First National Plaza
                      70 West Madison Street, Suite 3300
                         Chicago, Illinois 60602-4207

                                 312 372-1121
                               Fax 312 372-2098

                               February 25, 1997


Wanger Advisors Trust
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606

Ladies and Gentlemen:

                               Rule 24f-2 Notice
                               -----------------

     We have represented Wanger Advisors Trust, a Massachusetts business trust (the "Trust"), in connection with the filing with the Securities and Exchange Commission of the Trust's Rule 24f-2 Notice on Form 24f-2 for the year ended December 31, 1996, pursuant to Rule 24f-2 under the Investment Company Act of 1940 ("Rule 24f-2"). In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate or other records, certificates and other papers as we deem it necessary to examine for the purpose of this opinion, including the agreement and declaration of trust and bylaws of the Trust and resolutions of the board of trustees authorizing the issuance of shares.

     Based upon the foregoing examination, we are of the opinion that the following shares of beneficial interest, without par value, of the Trust sold during the 1996 fiscal year, including those shares with respect to which a registration fee is paid pursuant to Rule 24f-2, were legally issued, fully paid and nonassessable (although shareholders of the Trust may be subject to liability under certain circumstances as described in the prospectus of the Trust included in its registration statement on Form N-1A):

                                    Shares
                                   Which Fee    Shares Sold to
                                 Paid Pursuant     Separate
     Series of the Trust         to Rule 24f-2     Accounts     All Shares Sold
     -------------------         -------------  --------------  ---------------
Wanger U.S. Small Cap Advisor        4,579        6,137,963        6,142,542

Wanger International Small
  Cap Advisor                       19,832        4,138,511        4,158,343

     We consent to the filing of this opinion with the Trust's Rule 24f-2 Notice. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       /s/ Bell, Boyd & Lloyd